Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated April 14, 2014, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Argan, Inc. on Form 10-K for the year ended January 31, 2014. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Argan, Inc. on Forms S-3 (No. 333-109528 effective October 7, 2003, No. 333-122991 effective February 25, 2005, No. 333-135192 effective June 21, 2006, No. 333-140755 effective February 16, 2007, No. 333-140782 effective February 20, 2007, No. 333-152366 effective July 16, 2008, and No. 333-179492 effective March 20, 2012) and on Forms S-8 (No. 333-107627 effective August 4, 2003, No. 333-143788 effective June 15, 2007, No. 333-152367 effective July 16, 2008, No. 333-175598 effective July 15, 2011, and No. 333-192103 effective November 5, 2013).

/s/ GRANT THORNTON LLP

McLean, Virginia

April 14, 2014